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                                EXHIBIT 10.27.1

                                LEASE AGREEMENT


                 Lease Agreement, dated as of October 30, 1996, between AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO, TRUST NUMBER 40365, as Landlord ("Landlord"), and SABRATEK CORPORATION, A DELAWARE CORPORATION, as Tenant ("Tenant").

                 WHEREAS, Tenant and Landlord wish to amend that certain Lease with Riders, dated May 31, 1994, as amended February 5, 1995, for the premises ("Premises") commonly known as 5601-11 and 5625 W. Howard St., Niles, IL 60714 (the "Lease").

                 NOW THEREFORE, the parties agree to increase the size of the leased premises and amend the Lease as follows, effective November 15, 1996

1. SPACE. Tenant agrees to leave 5613 - 5 W. HOWARD ST., NILES, Illinois, in addition to the existing space leased at 5601-11 & 5625 W. HOWARD ST., NILES, Illinois. The total space leased will increase to 37,988 square feet with approximately 9,363 square feet of office space.

2. BASE RENTAL. BASE RENTAL SHALL BE INCREASED IN ACCORDANCE WITH THE FOLLOWING SCHEDULE:


                 PERIOD                                 PERIOD BASE                 MONTHLY BASE
                                                           RENTAL                      RENTAL
-------------------------------------------------------------------------------------------------
November 15, 1996 through October 31, 1997             $225,087.50                    $18,007
-------------------------------------------------------------------------------------------------

November 1, 1997 through October 31, 1998                 $223,080                    $18,590
-------------------------------------------------------------------------------------------------
November 1, 1998 through October 31, 1999                 $230,136                    $19,178



3. SECURITY DEPOSIT. The Tenant's Security Deposit as defined in 1.3 shall increase from $28,014 TO $36,370.

4. TENANT'S BASE TAXES. The Tenant's Base Taxes as defined in 3.1(b) shall increase from $36,673.20 TO $45,585.60.

5. TENANT'S PRO RATA SHARE. The Tenant's Pro Rata Share as defined in 3.1(b)(i) shall increase from 46.94% TO 58.35%.

6. RENTABLE AREA OF THE PREMISES. The Rentable Area of the Premises as defined in 3.1(b)(ii), shall increase from 30,561 square feet to 37,988 square feet.

7. LANDLORD'S IMPROVEMENTS. Landlord shall, at its solo cost and expense, complete the following improvements:





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                 a.       Demolish and remove the counter and the a/v storage
                          room in warehouse area.
                 b.       Cut opening and install double metal door between
                          warehouse and "blue room" office space.
                 c.       Reopen masonry wall between 5611 and 5613 spaces,
                          in two places where it had previously been open, and install doors.

8. BASE RENTAL ABATEMENT. Base Rental during the one month of December 1996 shall abate in the amount of $4,178.

Except as expressly amended hereby, the terms and conditions of the Lease shall remain in full force and effect. To the extent the Lease is inconsistent with the terms herein, the terms herein shall control.

LANDLORD:
ROSE REAL ESTATE SERVICES, INC.
Not personally, but as Agent for the beneficiaries of AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, TRUST NUMBER 40365


By: /s/ Leonard S. Rose
        ---------------

Print Name:      Leonard H. Rose
Title:           Chairman

TENANT:
SABRATEK CORPORATION, A DELAWARE CORPORATION


By: /s/ Scott Skooglund
        ---------------

Print Name: Scott Skooglund

Title: Vice President Finance





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